Exhibit 10.1

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) is entered into as of April 28, 2017, by and between TERADATA US, INC., a Delaware corporation (“Sublessor”), and LION BIOTECHNOLOGIES, INC., a Nevada corporation (“Sublessee”).

BACKGROUND

A.           Sublessor leases from CA-SKYWAY LANDING LIMITED PARTNERSHIP (the “Prime Landlord”) Suite 100 consisting of approximately 20,432+/- rentable square feet of space within a certain building located at 999 Skyway Landing Road, San Carlos, California (the “Building”), pursuant to an Office Lease dated February 9, 2010 (the “Original Prime Lease”), as amended by a First Amendment dated July 31, 2011, a Second Amendment dated November 28, 2011, a Third Amendment dated November 12, 2012, and a Fourth Amendment dated July 22, 2013, a copy of which is attached hereto and made a part hereof as Exhibit “A” (collectively, the “Prime Lease”). All of the space in the Building that is now or hereafter leased by Sublessor pursuant to the Prime Lease is hereinafter referred to as the “Prime Lease Premises.”

B.           Subject to and in accordance with the terms and conditions hereinafter set forth, Sublessor desires to sublease to Sublessee, and Sublessee desires to rent from Sublessor, a portion of Suite 100 consisting of approximately 10,415+/- rentable square feet on the first floor of the Building, as more particularly shown on Exhibit “B” attached hereto and made a part hereof (the “Subleased Premises”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Sublessor and Sublessee, intending to be legally bound, hereby mutually covenant and agree as follows:

1.           Prime Lease.

(a)          All of the provisions of the Prime Lease are incorporated herein by reference with the exception of the Base Rent schedule, security deposit, early entry rights, terms regarding any allowances or tenant improvements, any term renewal options or rights of first refusal, and any rights to assign or sublease.

(b)          Sublessee acknowledges and agrees that it shall be obligated to comply with the provisions of the Prime Lease insofar as such provisions are applicable to the Subleased Premises and that this Sublease shall be subordinate to the terms and conditions of the Prime Lease. Sublessor shall be entitled to exercise all rights and remedies of Prime Landlord as set forth under the Prime Lease upon a default by Sublessee under this Sublease and/or under the provisions of the Prime Lease incorporated herein.

(c)          All capitalized terms not otherwise defined in this Sublease shall have the meanings set forth in the Prime Lease.

(d)          If Sublessee defaults in the payment of any rent under this Sublease including, without limitation, Basic Rent and any other Additional Rent hereunder, or otherwise defaults in its obligations hereunder or under the Prime Lease, and if applicable, after the giving of notice and the expiration of the cure period provided in Section 15(g) of this Sublease, then Sublessor shall have the right to exercise against Sublessee all remedies as are available to Prime Landlord in the Prime Lease as if Sublessor, as the tenant, had defaulted thereunder.

(e)          Sublessor agrees to make rental payments required under the Prime Lease on a timely basis so as not to cause a default to occur under the Prime Lease. Sublessee shall not do or cause to be done or suffer or permit to be done any act or thing which would constitute a default under the Prime Lease or which would cause the Prime Lease or any of Sublessor's rights under the Prime Lease to be cancelled, terminated, forfeited or prejudiced or which would render Sublessor liable for any liabilities, damages, losses, fines, claims, penalties, costs, expenses or other amounts under the Prime Lease. Sublessor shall not do or cause to be done or suffer or permit to be done any act or thing which would constitute a default under the Prime Lease or which would cause the Prime Lease to be cancelled, terminated, forfeited or prejudiced except as provided in the Prime Lease with respect to a Casualty or a Taking or would cause the Prime Lease to be amended in a manner which negatively affects Sublessee’s rights or materially increases Sublessee’s obligations under this Sublease or which would render Sublessee liable for any liabilities, damages, losses, fines, claims, penalties, costs or expenses under the Prime Lease

(f)          Sublessee shall tender performance of its obligations to Sublessor.

(g)          Although the terms, conditions, covenants and agreements of the Prime Lease are incorporated as terms and agreements of this Sublease, Sublessor shall not be liable to Sublessee for performance or non-performance of obligations of Sublessor under this Sublease which are also the obligations of Prime Landlord under the Prime Lease (the “ Prime Landlord's Obligations”). At Sublessee’s request, Sublessor shall enforce the Prime Landlord’s obligations under the Prime Lease to the extent applicable to the Subleased Premises or assign to Sublessee the right to do so, if permissible under the Prime Lease.

(h)          Sublessee shall have no right, title or interest in any right, claim or cause of action that Sublessor may have against Prime Landlord by reason of Prime Landlord’s default under or breach of the Prime Lease or by reason of Sublessor’s rights under the Prime Lease, including without limitation, any rights pursuant to Section 4.6 (Books and Records) of the Original Prime Lease.

(i)          Sublessor agrees that it will not (i) amend or modify the Prime Lease without the prior written consent of Sublessee, which consent shall not be unreasonably withheld, conditioned or delayed so long as the amendment or modification does not diminish the rights and privileges of Sublessee under this Sublease (including without limitation those provisions of this Sublease which are incorporated by reference from the Prime Lease) or impose greater duties and obligations on Sublessee under this Sublease, or (ii) agree to a termination of the Prime Lease unless, in connection therewith, Prime Landlord accepts this Sublease as a direct lease between Prime Landlord and Sublessee or unless the termination is pursuant to Sections 11 or 13 of the Prime Lease.

2

2.           Subleased Premises; Parking and Signage.

(a)          Premises. Sublessor, for the term and subject to the provisions and conditions hereof, subleases to Sublessee, and Sublessee rents from Sublessor, the Subleased Premises, together with the non-exclusive right with Prime Landlord and any other occupants of the Building to use all of the Common Areas (as defined in Section 2.2 of the Original Prime Lease). During the Sublease Term (as defined in Section 3, below), Sublessee shall have the right to receive and enjoy the benefit of the services required to be provided by Prime Landlord under the Original Prime Lease. Sublessee acknowledges that the Subleased Premises are a portion of the Prime Lease Premises, and Sublessee shall have no right to use or occupy any portion of the Prime Lease Premises except the Subleased Premises. Sublessor agrees to construct, at Sublessor’s expense and upon Sublessor’s sublease of any portion of the remainder of the Prime Lease Premises, a demising wall to separate the Subleased Premises from the remainder of the Prime Lease Premises.

(b)          Parking. Subject to the terms and conditions of the Prime Lease, Sublessee shall have the right to use 34 of Sublessor’s 67 parking spaces as provided by the Prime Lease at no charge.

(c)          Signage. Subject to the terms and conditions of the Prime Lease, including without limitation, any approvals required of Prime Landlord, Sublessor agrees that Sublessee may take advantage of Sublessor’s signage rights pursuant to the Prime Lease, and Sublessee shall pay all costs and expenses associated with Sublessee’s signage.

3.           Term of Sublease. Subject to the provisions of Paragraph 20, the term of this Sublease (the “Sublease Term”) shall commence on the later of April 19, 2017 or ten (10) days after Prime Landlord’s written consent to this Sublease (“Sublease Commencement Date”), and shall expire on October 31, 2018 (the “Sublease Expiration Date”). Subject to the provisions of Paragraphs 14 and 17(k) below, Sublessor hereby grants Sublessee the right to access to the Premises ten (10) days prior to the Sublease Commencement Date, upon notice to Sublessor, for the sole purposes of (a) telephone wiring and installation, (b) installation of furniture, and (c) computer wiring and installation, provided that such early access does not interfere with Sublessor’s vacation and surrender of the Subleased Premises.

4.           Minimum Rent and Expenses and Taxes.

(a)          Basic Rent. Commencing on the Sublease Commencement Date, Basic Rent for the Subleased Premises shall accrue as follows:

Period	Rental Rate Per Month	Monthly Basic Rent

Commencement Date and following full 12 calendar months	$2.25	$25,760.25

First of the month immediately following the above 12 full calendar months to October 31, 2018	$2.32	$26,561.68

The amount of $25,760.25 (reflecting the first installment of full Basic Rent) shall be payable upon Sublessee’s execution of this Sublease and Sublessee’s receipt of the fully executed Prime Landlord Consent (as defined in Section 22, below), and all subsequent installments shall be payable on the first day of each successive month of the Sublease Term starting with the second month thereof and otherwise in accordance with the terms and conditions of the Prime Lease, including without limitation, Section 3 of the Original Prime Lease.

3

(b)          Expenses and Taxes. Commencing on the Sublease Commencement Date, Sublessee shall pay to Sublessor Sublessee’s Share of Expenses and Taxes in accordance with the terms of the Prime Lease except as follows: (A) the Base Year for Expenses and Taxes considered under this Sublease shall be 2017, and (B) “Sublessee’s Share” shall be 56% (11,449 rsf / 20,432 rsf = 51%) of any amount by which Expenses for an Expense Year exceed Expenses for Base Year 2017 plus 51% of any amount by which Taxes for such Expense Year exceed Taxes for Base Year 2017. “Expense Year,” “Expenses” and “Taxes,” as used in this Sublease, shall have the meanings given in the Prime Lease, and Sublessee’s Share of Expenses and Taxes are considered a part of the rent for the Subleased Premises.

(c)          Partial Month. If the Sublease Commencement Date begins on a day other than the first day of a month, Basic Rent and Tenant’s Share of Expenses and Taxes from such day until the first day of the following month shall be prorated (at the rate of one-thirtieth (1/30) of the fixed monthly rental for each day) and shall be payable in arrears on the first day of the first full calendar month of the Sublease Term (and, in such event, the installment of Basic Rent paid at execution hereof shall be applied to the rent due for the first full calendar month of the Sublease Term hereof).

(d)          Address For Payment. All rent and other sums due to Sublessor hereunder shall be payable to Teradata US, Inc., 10000 Innovation Drive, Miamisburg, OH 45342, Attention: Ed Keck, or to such other party or at such other address as Sublessor may designate, from time to time, by written notice to Sublessee, without demand and without deduction, set-off or counterclaim.

(e)          Non-Waiver of Rights. If Sublessor, at any time or times, shall accept rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Sublessor's rights hereunder.

(f)          Additional Sums Due. All sums payable by Sublessee under this Sublease, whether or not stated to be rent or additional rent, shall be collectible by Sublessor as additional rent (herein referred to collectively as “Additional Rent”), and in default in payment thereof and after Sublessor gives notice of default and the expiration of the cure period provided in Section 15(g) of this Sublease, Sublessor shall have the same rights and remedies as for failure to pay rent (without prejudice to any other right or remedy available therefore).

(g)          Personal Property and Other Taxes. As Additional Rent, Sublessee shall pay monthly or when due all taxes imposed or calculated upon: (i) all personal property of Sublessee, and (ii) Sublessee's rent or with respect to Sublessee's business or right to do business in the Subleased Premises, including, without limitation, a gross receipts tax on rents or a business privilege tax or occupancy tax, whether such tax exists at the date of this Sublease or is adopted hereafter during the Sublease Term, whether collected by Sublessor or collected directly by the governmental agency assessing the same. Nothing herein shall be taken to require Sublessee to pay any income, estate, inheritance or franchise tax imposed upon Sublessor.

4

5.           Security Deposit. As additional security for the full and prompt performance by Sublessee of the terms and covenants of this Sublease, Sublessee shall deposit with Sublessor contemporaneously with the execution of this Sublease and Sublessee’s receipt of the Prime Landlord Consent, the sum of $25,760.25 (the “Security Deposit”), which shall not constitute rent for any month (unless so applied by Sublessor on account of Sublessee's default). Sublessee shall, upon demand, restore any portion of the Security Deposit which may be applied by Sublessor to the cure of any default by Sublessee hereunder. To the extent that Sublessor has not applied the Security Deposit on account of a default, the Security Deposit shall be returned (without interest) to Sublessee promptly after the Sublease Expiration Date. Until returned to Sublessee after the expiration of this Sublease and the full performance of Sublessee hereunder, the Security Deposit shall remain the property of Sublessor.

6.           Personal Property. In connection with Sublessee's sublease of the Subleased Premises, Sublessor agrees to sell to Sublessee, and Sublessee agrees to purchase for $1.00, Sublessor’s furniture that is currently located within the Subleased Premises as listed on Exhibit “C” to this Sublease (collectively, the “Personal Property”). If there is any furniture within the Subleased Premises that Sublessee does not want to purchase, Sublessor shall remove the furniture, and the same will not be included in the Personal Property. Upon the Sublease Commencement Date, Sublessor shall deliver to Sublessee a bill of sale for the Personal Property, and thereafter, Sublessee shall be entirely responsible for all maintenance and repair of the Personal Property. SUBLESSEE HEREBY ACKNOWLEDGES THAT IT HAS BEEN AFFORDED WITH THE FULL AND COMPLETE OPPORTUNITY TO MAKE ITS OWN INDEPENDENT INVESTIGATION OF THE PERSONAL PROPERTY AND THAT BY SUBLESSEE'S EXECUTION OF THIS SUBLEASE, SUBLESSEE IS PURCHASING SUCH PERSONAL PROPERTY BASED SOLELY UPON SUCH INDEPENDENT INVESTIGATION IN “AS-IS” CONDITION, WITHOUT ANY REPRESENTATIONS AND WARRANTIES FROM SUBLESSOR, AND WITHOUT RELIANCE UPON ANY INFORMATION OR DATA PRODUCED BY SUBLESSOR. SUBLESSOR SHALL HAVE NO RESPONSIBILITY OR OBLIGATION FOR THE PERSONAL PROPERTY.

7.           Use.

(a)          Sublessee shall use the Subleased Premises solely for general office purposes consistent with a first-class office building and hereby agrees to comply with the Prime Lease and all Governmental Requirements (as hereafter defined) with respect to the permitted use and occupancy of the Subleased Premises.

(b)          Sublessee will not manufacture, store, treat, dispose of, discharge, use, produce or transport “Waste” (as hereinafter defined) at, from or within the Subleased Premises or the Building. “Waste” is defined as any hazardous or radioactive material, polychlorinated biphenyls, friable asbestos or other hazardous or medical waste substances as defined by the Comprehensive Environmental Response Compensation and Liability Act, as amended, or by any other federal, state or local law, statute, rule, regulation or order (including any Governmental Requirements) concerning environmental matters (collectively, “Waste”). Sublessee covenants and agrees that Sublessee will be and will remain in full compliance with all applicable Governmental Requirements governing the use and occupancy of the Subleased Premises, including, without limitation, the manufacturing, storage, treatment, disposal, discharge, use, production and transportation of Waste, and any Waste regulated under any applicable Governmental Requirements.

5

(c)          For purposes hereof, “Governmental Requirements” shall mean all requirements under any federal, state or local statutes, rules, regulations, ordinances, or other requirements of any duly constituted public authority having jurisdiction over the Building (including, without limitation, the Subleased Premises) including, but not limited to, requirements under applicable local building, zoning and fire codes and federal, state and local requirements and regulations governing accessibility by persons with physical disabilities and any “Law” as defined in the Prime Lease.

8.           “AS-IS” Condition. EXCEPT AS EXPRESSLY STATED IN THIS SUBLEASE, SUBLESSEE ACKNOWLEDGES THAT SUBLESSOR HAS NOT MADE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE CONDITION OF THE SUBLEASED PREMISES OR THE BUILDING OR WITH RESPECT TO THE SUITABILITY OR FITNESS OF EITHER FOR THE CONDUCT OF SUBLESSEE'S PERMITTED USE OR FOR ANY OTHER PURPOSE, THAT SUBLESSOR HAS AFFORDED SUBLESSEE WITH FULL AND COMPLETE OPPORTUNITY TO MAKE ITS OWN INDEPENDENT INVESTIGATION OF THE SUBLEASED PREMISES, INCLUDING, WITHOUT LIMITATION, INVESTIGATION INTO THE CURRENT STATUS OF ANY LICENSES, PERMITS AND UTILITIES, AND THE AVAILABILITY AND COST THEREOF, AND THAT BY SUBLESSEE'S EXECUTION OF THIS SUBLEASE, SUBLESSEE IS LEASING THE SUBLEASED PREMISES BASED SOLELY UPON SUCH INDEPENDENT INVESTIGATION IN “AS-IS” CONDITION, WITH ALL FAULTS, WHETHER PATENT OR LATENT, AND WITHOUT ANY REPRESENTATIONS AND WARRANTIES FROM SUBLESSOR, AND WITHOUT RELIANCE UPON ANY INFORMATION OR DATA PRODUCED BY SUBLESSOR.

9.           Alterations.

(a)          Sublessee shall not make any alterations, additions or improvements to the Subleased Premises (“Alterations”) without the prior written consent of Sublessor. Such consent may be granted or withheld in the reasonable discretion of Sublessor and may be granted subject to any reasonable terms or conditions which Sublessor may impose. All Alterations shall be made at Sublessee's sole cost and expense, in a good and workmanlike manner, in accordance with all applicable Governmental Requirements and in accordance with the Prime Lease.

(b)          Upon the expiration or sooner termination of the Sublease Term, all Alterations shall remain on the Subleased Premises and become the property of Sublessor unless the Prime Landlord shall give written notice to Sublessor or Sublessee to remove the same at the time consent to such Alteration was requested. When requesting Prime Landlord’s approval of any Alterations, Sublessee will specifically request that Prime Landlord identify any Alterations that will not be required to be removed, and Sublessee agrees that any Alterations not so identified will be required to be removed. Sublessee will remove any Alterations which the Prime Landlord requires be removed, and will repair and restore in accordance with the Prime Lease any damage to the Subleased Premises caused by the installation or removal of such Alterations. Should Sublessee fail to do so, Sublessor may do so, and the cost and expense thereof, together with interest at the Overdue Interest Rate from the date such costs and expenses were incurred by Sublessor, shall be paid by Sublessee to Sublessor as Additional Rent within ten (10) days after Sublessee’s receipt of a bill and supporting documentation setting forth such costs and expenses. As used herein, the “Overdue Interest Rate” shall be the rate of interest referenced in clause (b) of Section 3 (Rent) of the Original Prime Lease.

6

10.         Mechanics Liens; Other Encumbrances.

(a)          In the event any liens of mechanics or materialmen attributable to Sublessee shall be filed against the Sublessee’s interest under this Sublease as a result of any work performed by or on behalf of Sublessee, the Subleased Premises, the Prime Lease Premises, the Building, the Property or the Project or any part thereof or interest therein, Sublessee, at its expense, shall discharge the same by payment or bonding within ten (10) days after Sublessee has received notice of the filing of such lien.

(b)          If Sublessee shall fail to cause such lien to be bonded against or to be discharged within such period, then, in addition to any other right or remedy which Sublessor may have, Sublessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount so paid by Sublessor and all costs and expenses incurred by Sublessor in connection therewith, together with interest at the Overdue Interest Rate from the respective dates of Sublessor's making of the payment and incurring of the cost and expense, shall constitute Additional Rent payable by Sublessee under this Sublease and shall be paid by Sublessee to Sublessor on demand.

(c)          Nothing set forth in this Sublease shall be deemed or construed as (A) a consent or request by Prime Landlord or Sublessor, expressed or implied, by inference or otherwise, to any contractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific or general improvement, alteration or repair of or to the Subleased Premises, the Prime Lease Premises, the Building, the Property or the Project or any part thereof; or (B) giving Sublessee or any other person, firm or corporation any right to contract for or to perform any labor or furnish any services or materials that would permit or give rise to a lien against the Subleased Premises, the Prime Lease Premises, the Building, the Property or the Project or any part thereof. Neither this Sublease nor any other writing signed by Sublessor or Prime Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Sublessee is or was for the immediate use or benefit of Sublessor or Prime Landlord.

11.         Broker. Sublessee represents and warrants that it has not dealt with any broker or agent in negotiating or obtaining this Sublease, other than Cushman & Wakefield, who is acting as both Sublessor and Sublessee’s broker through different agents, and Sublessor and Sublessee each agree to indemnify, defend and hold the other party harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Cushman & Wakefield, employed or engaged by it or claiming to have been employed or engaged by it. Sublessor agrees to pay the commission to Cushman & Wakefield pursuant to the terms and conditions of a separate agreement.

7

12.         No Assignment or Sublease. Sublessee shall not assign, convey or encumber its interest in this Sublease or enter into any further sublease of the Premises with any third party, or permit the occupancy or use of the Subleased Premises by any third party, without the prior written consent of Sublessor, which may be withheld in Sublessor’s sole discretion. Any assignment, conveyance, encumbrance or further sublease of the Subleased Premises to which Sublessor shall consent, shall nonetheless be subject to the provisions of Prime Lease with respect to subleasing the Subleased Premises or assigning this Sublease during the Sublease Term.

13.         Insurance. Sublessee shall maintain at Sublessee's sole cost and expense throughout the Sublease Term the insurance required under the Prime Lease. On or before the Sublease Commencement Date, Sublessee shall deliver to Sublessor evidence of such coverage as required under the Prime Lease, which shall also name Sublessor as an insured party. Sublessor shall forward the appropriate certificate(s) to Prime Landlord. In addition, the waiver of subrogation provision in Section 10.4 of the Original Prime Lease shall apply to the relationship between Sublessor and Sublessee and also between Prime Landlord and Sublessee and shall be binding upon and enforceable by Prime Landlord, Sublessor and Sublessee.

14.         Indemnity.

(a)          Sublessee shall defend with counsel reasonably acceptable to Sublessor, indemnify, save and hold harmless Sublessor and its agents, employees, officers, directors, shareholders and partners, from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including reasonable attorneys’ fees, court costs, administrative costs, and costs of appeals that may be imposed upon or incurred by or asserted by reason of any of the following that shall occur during the Sublease Term, including any period of time prior to the Sublease Commencement Date when Sublessee may have been given access to or possession of all or any portion of the Subleased Premises: (a)  any work or act done in, on or about the Subleased Premises or the Building or any part thereof at the direction of or caused by Sublessee, its agents, contractors, subcontractors, servants, employees, sub-sublessees or any person at the Subleased Premises, the Building or the property at which the Building is situated by or at the request of Sublessee, unless such work or act is done or performed by Sublessor or its agents, employees or contractors; (b) any act or omission on the part of Sublessee or any of its agents, contractors subcontractors, servants, employees, sub-sublessees or any person at the Subleased Premises, the Building or the property upon which the Building is situated by or at the request of Sublessee; (c) any accident, injury or damage to any persons or property occurring in, on or about the Subleased Premises or any part thereof, unless caused by the negligence or wrongful act or omission of Sublessor, its employees, agents or contractors; (d) any breach of Sublessee’s obligations with respect to Hazardous Substances caused by Sublessee or any of its agents, contractors, subcontractors, servants, employees, sub-sublessees or any person at the Subleased Premises, the Building or the property upon which the Building is situated by or at the request of Sublessor; and (e) any breach or default in the performance by Sublessee of its obligations hereunder. In addition, Sublessee hereby agrees to abide by and makes, for Prime Landlord and Sublessor’s benefit, the waivers of claims and the covenants to indemnify, defend, protect and hold harmless the Landlord Parties and Sublessor, all as provided in Section 10.1 of the Original Prime Lease.

8

(b)          Sublessor shall indemnify, protect, defend with counsel reasonably acceptable to Sublessee and hold harmless Sublessee from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without being limited to, reasonable attorneys’ and experts’ fees and expenses), caused by or arising in connection with (a) a breach of Sublessor’s covenants, representations and warranties under this Sublease, and (b) the negligence or willful misconduct of Sublessor.

15.         Provisions Concerning Remedies.

(a)          No expiration or termination of this Sublease, and no repossession of the Subleased Premises or any part thereof pursuant to this Sublease or otherwise shall relieve Sublessee of its liabilities and obligations under this Sublease that were incurred prior to the expiration or termination of this Sublease, or that are intended to survive such expiration, termination or repossession, and Sublessor may, at its option, sue for and collect all Rent and other charges due hereunder at any time as and when such charges accrue.

(b)          In the event of breach or threatened breach by Sublessee of any provision of this Sublease, Sublessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity in addition to other remedies provided for in this Sublease or the Prime Lease.

(c)          Sublessee hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Sublease is terminated, or in the event of Sublessor obtaining possession of the Subleased Premises, or in the event Sublessee is evicted or dispossessed for any cause, by reason of violation by Sublessee of any of the provisions of this Sublease.

(d)          In the event of any default by Sublessor under this Sublease, Sublessee shall have all remedies provided at law or in equity. In addition, if Sublessor is the defaulting party and if such default materially and adversely affects Sublessee’s ability to conduct its business in the Sublease Premises, then Sublessee shall have the right to cure such default on behalf of Sublessor after the expiration of 15 days after written notice of such default is delivered (except in the case of an emergency) to Sublessor. In such event, Sublessor shall reimburse Sublessee upon demand for any sums paid or costs incurred by Sublessee in curing such default, including without limitation interest thereon at the Overdue Interest Rate from the respective dates of Sublessee’s paying such sums or incurring such costs.

(e)          No right or remedy conferred upon or reserved to Sublessor in this Sublease is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given in this Sublease or now or hereafter existing at law or in equity or by statute.

(f)          In the event that Sublessor commences suit for the repossession of the Subleased Premises, for the recovery of Rent or any other amount due under the provisions of this Sublease, or because of the breach of any other covenant of Sublessee in this Sublease, Sublessee shall pay Sublessor all expenses incurred in connection therewith, including reasonable attorneys' fees and litigation expenses.

9

(g)          No waiver by Sublessor of any breach by Sublessee of any obligations, agreements or covenants in this Sublease shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Sublessor to seek a remedy for any breach by Sublessee be a waiver of any rights and remedies with respect to such or any subsequent breach.

(h)          If Sublessee shall fail, at any time, to perform any its obligations under this Sublease other than those obligations provided in Sections 10(a), 12, 13, 14 and 18, then Sublessor shall give Sublessee written notice of the failure, and Sublessee shall have five (5) business days after receipt of the notice to cure the failure. If, to the extent applicable, Sublessee has not cured the failure after the giving of notice and the expiration of the cure period, or immediately upon any failure to perform if notice and cure terms are not applicable, Sublessor shall have the right, but shall not be obligated to, and without waiving or releasing the Sublessee from any its obligations under this Sublease, perform such obligation, and in exercising any such rights, pay necessary and incidental reasonable costs and expenses in connection therewith. All expenditures made by Sublessor under this Subsection shall be an additional part of the rent reserved under this Sublease and payable on demand. If Sublessee fails to fully reimburse Sublessor on demand, the unpaid amount shall bear interest at the Overdue Interest Rate computed from the date Sublessor makes the expenditure until the same is paid in full.

16.         Notices. All notices, demands, requests, consents and other communications required or relating to this Sublease shall be effective only if in writing, and shall be sent by a nationally recognized overnight courier or mailed United States registered or certified mail, return receipt requested, postage prepaid, to the other respective party at its address set forth below, or at such other address as such other party shall designate by notice. Any courier service written confirmation or official U.S. Postal Service delivery receipt shall constitute conclusive proof of such delivery.

Sublessor:	Teradata Operations, Inc.
10000 Innovation Drive
Miamisburg, OH 45342
Attention: Corporate Real Estate

With a copy to:

Teradata Operations, Inc.
10000 Innovation Drive
Miamisburg, OH 45342
Attention: Legal Department

Sublessee:	Lion Biotechnologies, Inc.
999 Skyway Road, Suite 150
San Carlos, California 94070
Attention: Legal Department

10

17.         Miscellaneous Provisions:

(a)          Integration. This Sublease and the documents referred to herein set forth all the promises, agreements, conditions and understandings between Sublessor and Sublessee relative to the sublease of the Subleased Premises, and there are no promises, agreements, conditions or understandings, either oral or written, between them or other than as are herein set forth. No subsequent alteration, amendment, supplement, change or addition to this Sublease shall be binding upon Sublessor or Sublessee unless reduced to writing and signed by them.

(b)          Time of the Essence. Time wherever specified herein for satisfaction of conditions or performance of obligations by Sublessor or Sublessee is of the essence of this Sublease.

(c)          No Partnership. The parties do not intend to create hereby any partnership or joint venture between themselves with respect to the Subleased Premises or any other matter.

(d)          Severability. Any provision of this Sublease that shall be prohibited or unenforceable in any jurisdiction or with respect to any person shall, as to such jurisdiction or person, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction or, as the case may be, with respect to any other person. To the extent permitted by applicable law, the parties hereto hereby waive any law that renders any provision hereof prohibited or unenforceable in any respect.

(e)          Authority. Sublessee and the persons executing this Sublease on behalf of Sublessee represent and warrant that the individuals executing this Sublease on Sublessee's behalf are duly authorized to execute and deliver this Sublease on its behalf, that this Sublease is binding upon Sublessee in accordance with its terms, and that the approval of no other parties is required. Sublessor and the persons executing this Sublease on behalf of Sublessor represent and warrant that the individuals executing this Sublease on Sublessor's behalf are duly authorized to execute and deliver this Sublease on its behalf, that this Sublease is binding upon Sublessor in accordance with its terms, and that the approval of no other parties is required.

(f)          Governing Law. This Sublease and all issues arising hereunder shall be governed by the laws of the State of California.

(g)          Counterparts. This Sublease may be executed by the parties hereto in separate counterparts, all of which, when delivered, shall together constitute one and the same instrument.

11

(h)          Headings; Pronouns. The headings of the sections of this Sublease are for convenience only and have no meaning with respect to this Sublease or the rights or obligations of the parties hereto. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein: “person,” as used herein, includes an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity; “Subleased Premises” includes each portion of the Subleased Premises and each estate or interest therein; “hereof,” “herein,” and “hereunder” and other words of similar import refer to this Sublease as a whole; “Sublease” includes these presents as supplemented or amended from time to time by written instruments(s) entered into by Sublessee or Sublessor; “Sublessor” includes Sublessor’s successors and assigns; “Sublessee” includes Sublessee’s successors and assigns; and “parties” means Sublessor and Sublessee. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of pronouns or nouns shall include the plural and vice versa.

(i)          Binding Effect; Successors and Assigns. Only to the extent such assignment is permitted hereunder, the terms and provisions of this Sublease, and the respective rights and obligations hereunder of the parties hereto, including, without limitation, all indemnity obligations, shall be binding upon, and inure to the benefit of, the parties’ respective successors and assigns.

(j)          Waiver of Trial by Jury. IT IS MUTUALLY AGREED BY AND BETWEEN SUBLESSOR AND SUBLESSEE THAT THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLESSOR AND SUBLESSEE, SUBLESSEE’S USE OR OCCUPANCY OF THE SUBLEASED PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE, AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY.

(k)          Consent. If Sublessee desires to obtain the consent of the Prime Landlord in any instance where, pursuant to the Prime Lease, the consent of the Prime Landlord is required, Sublessor agrees to cooperate with Sublessee at Sublessee’s expense and to use commercially reasonable efforts to obtain the Prime Landlord’s consent.

(l)           Short Form Lease. Sublessee shall be prohibited from filing and/or recording this Lease or any short form or memorandum thereof. Any such action taken by Sublessee shall constitute an immediate default by Sublessee hereunder without any right to cure.

18.         Surrender. At the expiration or earlier termination of the Sublease Term, Sublessee shall promptly surrender possession of the Subleased Premises and all Alterations (subject to Section 9 of this Sublease), in the condition required by the Prime Lease. Sublessee shall remove all personal property from the Subleased Premises at the expiration or earlier termination of the Sublease Term. Any personal property which shall remain in the Subleased Premises after the expiration or earlier termination of the Sublease Term shall be deemed to have been abandoned and either may be retained by Sublessor as Sublessor's property or may be disposed of in such manner as Sublessor may see fit without liability to Sublessee. Any costs of removing and disposing of the personal property incurred by Sublessor, together with interest at the Overdue Interest Rate from the date such costs and expenses are incurred, shall be paid by Sublessee to Sublessor as additional rent within ten (10) days after Sublessee’s receipt of a bill and supporting documentation setting forth such costs and expenses. If such personal property is sold by Sublessor, Sublessor may receive and retain the proceeds of such sale as Sublessor's property. Sublessor acknowledges, however, that notwithstanding the incorporation of the surrender obligations contained in the Prime Lease, Sublessee shall have no obligation to remove any alterations made to the Subleased Premises by Sublessor prior to the Sublease Commencement Date.

12

19.         Holdover. If Sublessee holds over after the expiration or earlier termination of the Sublease Term, Sublessee shall become a Sublessee at sufferance only, at a Basic Rent equal to one hundred fifty percent (150%) of the Basic Rent in effect under the Prime Lease with respect to the Prime Lease Premises. The foregoing provisions of this Paragraph 19 are in addition to and do not affect Sublessor's right of reentry or any rights of Sublessor under the Sublease or as otherwise provided by law. If Sublessee fails to surrender the Subleased Premises upon the expiration of this Sublease despite demand to do so by Sublessor, Sublessee shall indemnify, defend and hold harmless Sublessor from all liabilities, claims, actions, causes of action, losses, injuries, costs and expenses, including without limitation any claim made by Prime Landlord (or any succeeding tenant) founded on or resulting from such failure to surrender, and all attorneys' fees and costs incurred by Sublessor in connection therewith.

20.         Waiver of Statutory Provisions. Sublessee hereby agrees to and makes the waivers provided in Section 25.8 of the Original Prime Lease for the benefit of Prime Landlord and Sublessor.

21.         Sublessor’s Representations, Warranties and Agreements. To induce Sublessee to enter into this Sublease, Sublessor represents and warrants to Sublessee that: (i) Exhibit “A” hereto constitutes a true, correct and complete copy of the Prime Lease; (ii) the Prime Lease comprises the entire understanding and agreement of Prime Landlord and Sublessor with respect to the Subleased Premises and remains in full force and effect as of the date of this Sublease; (iii) the term of the Prime Lease expires on October 31, 2018; (iv) Sublessor has paid any and all sums owed to Prime Landlord under the Prime Lease as of the date of this Sublease; (v) to Sublessor’s actual knowledge, neither Prime Landlord nor Sublessor is in default under the Prime Lease, and there exists no state of facts and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Prime Landlord or Sublessor under the Prime Lease; (vi) Sublessor has no actual knowledge of any environmental condition that affects the use or operation of the Sublease Premises in any way. Other than the foregoing representations and warranties concerning the Sublease Premises, Sublessee hereby acknowledges that Sublessee is accepting the Sublease Premises in its “as is” condition, without any representations and warranties by Sublessor.

22.         Effectiveness of Sublease. Any other provision of this Sublease to the contrary notwithstanding, this Sublease shall not become effective unless and until the Prime Landlord consents to this Sublease and executes the consent (the “Prime Landlord Consent”), attached hereto and made a part hereof and an original of the same is given to Sublessee and Sublessor. Sublessor and Sublessee shall use commercially reasonable efforts to obtain the Lessor’s signature as to the Prime Landlord Consent as expeditiously as possible, but shall not be obligated to incur any expense in connection therewith. Unless the foregoing conditions are satisfied on or before April 30, 2017, Sublessor and/or Sublessee may at any time thereafter (but before Sublessor notifies Sublessee that the foregoing conditions have been satisfied) terminate this Sublease by written notice to the other. In such a case of termination, upon Sublessor's return to Sublessee of the price for the Personal Property (set forth in Paragraph 6 above), this Sublease shall be immediately null and void and of no further force or effect.

13

Sublessor and Sublessee have caused this Sublease to be duly executed as of the day and year first above written.

SUBLESSOR:

TERADATA US, INC.,
a Delaware corporation

By:	/s/ ALEX ENTREKIN
Name:	Alex Entrekin
Title:	VP Operations

SUBLESSEE:

LION BIOTECHNOLOGIES, INC.
a Nevada corporation

By:	/s/ MARIA FARDIS
Name:	Maria Fardis
Title:	Chief Executive Officer

14

EXHIBIT “A”

PRIME LEASE

[to be attached]

EXHIBIT “B”

PLAN OF SUBLEASED PREMISES

[to be attached]

EXHIBIT “C”

LIST OF PERSONAL PROPERTY

[to be attached]